UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2013

THE VALSPAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-3011	36-2443580
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

901 – 3rd Avenue South, Minneapolis, Minnesota		55402
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 851-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
.
On April 25, 2013, The Valspar Corporation, a Delaware corporation (“Valspar” or the “Corporation”), announced the addition of Mr. Shane D. Fleming to its Board of Directors. Mr. Fleming was elected to the Board of Directors on April 24, 2013 and was appointed to the Compensation Committee of the Board of Directors, effective June 4, 2013.

Mr. Fleming, age 54, is Chairman, President and Chief Executive Officer of Cytec Industries Inc., since January 1, 2009. Cytec Industries Inc. is a global specialty material and chemical technologies company serving a diverse range of end markets including aerospace and industrial materials, mining and plastics.

Mr. Fleming is entitled to receive an annual retainer, an annual stock award and a restricted stock award, as described in the Corporation’s definitive proxy statement dated February 21, 2013 under “Director Compensation”.

Item 7.01	Regulation FD Disclosure.

On April 25, 2013 The Valspar Corporation issued a press release. A copy of the press release is being furnished to the Securities and Exchange Commission and is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits
99.1 Press Release dated April 25, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE VALSPAR CORPORATION

Date: April 25, 2013	By:	/s/Rolf Engh
	Name:	Rolf Engh
	Title:	Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated April 25, 2013